EXHIBIT 99


   [LOGO]
    ARCA           APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
INCORPORATED       7400 EXCELSIOR BOULEVARD, MINNEAPOLIS MN 55426 (952) 930-9000



FOR IMMEDIATE RELEASE                              FOR MORE INFORMATION CONTACT:
                                                   EDWARD R. (Jack) CAMERON, CEO
                                                   (952) 930-9000
                                                   RICHARD G. CINQUINA,
                                                   EQUITY MARKET PARTNERS
                                                   (612) 338-0810

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                    REPORTS SECOND QUARTER OPERATING RESULTS

JULY 24, 2002--MINNEAPOLIS, MN--Appliance Recycling Centers of America, Inc. (OTC BB: ARCI) today reported revenues of $11,734,000 for the second quarter of 2002 ended June 29, an increase of 16% from $10,095,000 in the year-earlier period. Net income came to $537,000 or $0.16 per diluted share, up 37% from $393,000 or $0.13 per diluted share in the second quarter of 2001.

For the first six months of 2002, revenues totaled $23,433,000, an increase of 31% from $17,859,000 in the same period of 2001. First half earnings came to $775,000 or $0.23 per diluted share, compared to $709,000 or $0.24 per diluted share a year earlier.

Edward R. (Jack) Cameron, president and chief executive officer, said: "ARCA's ApplianceSmart operation continued to perform at a high level during the second quarter. We believe the ability to record strong sales growth amid a sluggish economy further validates the basic soundness of our special-buy retail concept. Our ApplianceSmart operation also is benefiting from last year's addition of the Maytag and Frigidaire lines of appliances, which have significantly expanded consumer choice at our factory outlets. ARCA's overall second quarter performance was affected by lower appliance recycling volumes, reflecting reduced funding for Southern California Edison Company's residential energy conservation program. Energy conservation is not receiving the same priority in 2002 as it did last year when California was confronted with a severe energy shortage. However, we


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are aggressively pursuing a number of promising opportunities in other states that could have a positive impact on our recycling operation in 2003."

Same-store ApplianceSmart sales, a comparison of the seven factory outlets open during the complete second quarters of 2002 and 2001, increased 10.4%. Total retail sales increased 45% in the second quarter from the year-earlier period, reflecting the positive impact of newer factory outlets. At the end of this year's second quarter, ARCA was operating 10 ApplianceSmart factory outlets.

Appliance recycling revenues declined 14% in the second quarter of 2002 versus the year-earlier period. The California Public Utilities Commission's (CPUC) recycling program, which started in the third quarter of 2001, is scheduled to end in August. However, the Company recently announced that it signed a contract to recycle refrigerators and freezers in support of California's 2002 statewide recycling program administered by Edison.

The Company recycled approximately 82,000 appliances under three California energy conservation programs during the second half of 2001, making it an exceptionally strong period for recycling operations. By comparison, ARCA expects to recycle approximately 35,000 appliances under a single California program during this year's second half. Due to this forecasted reduction in recycling volumes, ARCA anticipates reduced sales and earnings in this year's third and fourth quarters versus the same periods of 2001.

ARCA, which believes that its ApplianceSmart operation will record robust growth over the balance of 2002, intends to continue investing in its appliance retailing operation throughout the second half, despite the outlook for reduced recycling volumes. These investments will support the opening of additional factory outlets and further strengthening the ApplianceSmart brand image. This strategic decision, which is based on the need to accelerate ApplianceSmart's sales growth, highlights the fact that appliance retailing represents ARCA's long-term future. The Company believes this course of action will enable ARCA to post stronger sales and earnings growth over the longer-term.

ABOUT ARCA

Through its ApplianceSmart (www.ApplianceSmart.com) operation, ARCA is one of the nation's leading retailers of special-buy household appliances, primarily those manufactured by Whirlpool


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Corporation. These special-buy appliances, which include close-outs, factory overruns and scratch-and-dent units, typically are not integrated into the manufacturer's normal distribution channel. ApplianceSmart sells these virtually new appliances at a discount to full retail, offers a 100% money-back guarantee and provides warranties on parts and labor. As of July 2002, ApplianceSmart was operating ten factory outlets: four in the Minneapolis/St. Paul market; three in the Columbus, Ohio, market; two in the Dayton, Ohio, market; and one in Los Angeles. ARCA is also one of the largest recyclers of major household appliances for the energy conservation programs of electric utilities.

                                      # # #

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Statements about ARCA's outlook are forward-looking and involve risks and uncertainties, including but not limited to: the strength of recycling programs, the growth of appliance retail sales, the speed at which individual retail stores reach profitability, and other factors discussed in the Company's filings with the Securities and Exchange Commission.
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Visit our web site at www.arcainc.com
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APPLIANCE RECYCLING CENTERS OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
2nd Quarter 2002 Results
(000'S OMITTED EXCEPT FOR SHARE AMOUNTS)

                                                                       THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                    -----------------------       -----------------------
                                                                     JUNE 29        JUNE 30        JUNE 29        JUNE 30
                                                                      2002           2001           2002           2001
                                                                    --------       --------       --------       --------
REVENUES
     Retail                                                         $  7,145       $  4,940       $ 14,482       $  9,668
     Recycling                                                         4,204          4,885          8,304          7,751
     ByProduct                                                           385            270            647            440
                                                                    --------       --------       --------       --------

          Total revenues                                            $ 11,734       $ 10,095       $ 23,433       $ 17,859

COST OF REVENUES                                                       7,245          6,164         14,970         10,774
                                                                    --------       --------       --------       --------
     Gross profit                                                   $  4,489       $  3,931       $  8,463       $  7,085

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                             3,339          3,009          6,658          5,399
                                                                    --------       --------       --------       --------
    Operating income                                                $  1,150       $    922       $  1,805       $  1,686

OTHER INCOME (EXPENSE)
     Other income                                                         10             26             17             47
     Interest expense                                                   (263)          (270)          (528)          (510)
                                                                    --------       --------       --------       --------
     Income before provision for income taxes                       $    897       $    678       $  1,294       $  1,223

PROVISION FOR INCOME TAXES                                               360            285            519            514

                                                                    --------       --------       --------       --------
     NET INCOME                                                     $    537       $    393       $    775       $    709
                                                                    ========       ========       ========       ========

     BASIC INCOME PER COMMON SHARE                                      0.23           0.17           0.33           0.31
                                                                    ========       ========       ========       ========

     DILUTED INCOME PER COMMON SHARE                                    0.16           0.13           0.23           0.24
                                                                    ========       ========       ========       ========

     BASIC WEIGHTED AVERAGE NO. OF COMMON SHARES OUTSTANDING           2,320          2,287          2,316          2,287
                                                                    ========       ========       ========       ========

     DILUTED WEIGHTED AVERAGE NO. OF COMMON SHARES OUTSTANDING         3,291          2,957          3,303          2,910
                                                                    ========       ========       ========       ========